Exhibit 10.26

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

FIRST AMENDMENT TO THE

SUPPLY AGREEMENT GDN0094-23

THIS DOCUMENT REFERENCE GDN0163-23

This First Amendment (“Amendment”) is made and entered to be effective as of the July 12th, 2023 (“Effective Date”), by and between EVE UAM, LLC., a limited liability company organized under the laws of the State of Delaware, United States, having its principal place of business at 1400 General Aviation Drive, Melbourne, FL 32935, United States (“EVE”) and Embraer S.A., a corporation existing under the laws of the Federative Republic of Brazil, having its principal place of business at Avenida Brigadeiro Faria Lima, 2170, in the city of São José dos Campos, State of São Paulo, Brazil (“Embraer”), and BAE Systems Controls Inc., a company existing under the laws of the state of Delaware and having its principal place of business at 1098 Clark Street, Endicott, New York, 13760 (“Supplier”), is in regard to the Supply Agreement ref. GDN0094-23 entered into by EVE, Embraer and Supplier on June 16th, 2023 for the supply of certain equipment and related services, as amended from time to time (collectively the “Original Agreement”).

EVE and Embraer are hereinafter collectively referred to as “Buyer”.

Embraer and Supplier are referred to herein, individually, as a “Party”, and collectively as the “Parties”.

All capitalized terms used herein, unless otherwise defined or indicated, shall have the same meaning as referred to in the Original Agreement.

WHEREAS, Embraer and Supplier have decided to revise certain terms of the Original Agreement;

WHEREAS, throughout the terms of the Original Agreement where it states ‘and/or’ it should be interpreted as ‘And/or’ and its associated definition.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree to amend the Original Agreement as follows:

1-              MODIFIED OR ADDED DEFINITIONS

1.1            The Parties wish to replace definitions set forth in the Original Agreement with the following:

1.1.1     “Repair” means the process of repairing any defective or non-conforming Product which defect or non-conformity is solely attributable to Buyer, Customer or any Buyer or Customer designee;

1.1.2      “Services” means all services to be provided by Supplier under this Agreement and its Exhibits, including Customer Support, Repair, Refurbishment and training.

1.2             The Parties wish to include the definition of “And/or” in the Original Agreement, according to the following:

1.2.1        “And/or” means that the items can individually each occur or apply and any combination of the items can occur or apply.

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2-           MODIFIED OR ADDED EXHIBITS

2.1         The following Exhibits attached hereto are hereby included and become an integral part of the Original Agreement:

              Exhibit G               Product Support Agreement (PSA)

              Exhibit L               Environmental, Social and Governance Requirements

2.2          Exhibit F, “Shipping Policy” of the Original Agreement is hereby modified and replaced in its entirety by the following Exhibit attached hereto:

              Exhibit F               Shipping Policy

3-          MODIFIED OR ADDED PROVISIONS

3.1              Section 2.3 of the Original Agreement is hereby replaced in its entirety with the following:

2.3 Financing Contribution for the Program

With the exception of [***], Supplier must absorb and be solely liable and responsible for [***] in the performance of this Agreement. Notwithstanding the foregoing, Supplier is not obligated to [***].

Supplier must comply with the requirements and procedures set forth in Exhibit M (Ground Support Equipment Agreement) for all Supplier provided GSE (development program GSE, flight line GSE and GSE offered for Customer sale).

The GSE Deliverable is:

[***]

Following Entry into Service, Supplier’s effort for the [***] is included. [***] configuration will be mutually agreed based on [***]. Recurring pricing may be adjusted based on the updated cell prices in effect at that time of the upgrade.

Supplier acknowledges and agrees that Buyer, Buyer Group, OPPs, And/or BDC will have full title to all Products, including all GSE from the moment of their delivery to Buyer, Buyer Group, OPPs, And/or BDC pursuant to above terms, unless otherwise agreed to. Buyer will have full title to development Products.

Except as provided for in this Agreement, the Buyer does not have any obligation or liability to Supplier for [***].

2.3.1 Non Recurring Expenditure Milestones

[***]

3.2         Section 4.1.3 of the Original Agreement is hereby replaced in its entirety with the following:

4.1.3 Rescheduling

Postponement: when requested in writing by Buyer, Supplier must postpone deliveries to accommodate changes in the Aircraft production schedule, at [***].

Acceleration: when requested in writing by Buyer, Supplier must use commercially reasonable efforts to accelerate Products deliveries to accommodate an increase in the Aircraft production schedule, and ability to meet requests associated with acceleration outside of lead time may be subject to mutual agreement and extra costs may be subject to [***]. In the event Supplier demonstrates it is unable to meet the Aircraft production rescheduling, Buyer has the right to look for alternatives, so as to not jeopardize the Aircraft production schedule.

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3.3         Section 4.2.3 of the Original Agreement is hereby replaced in its entirety with the following:

4.2.3 Packing and Shipping

Except as expressly provided otherwise herein, all Products, Spare Parts, or Technical Publications must be prepared and packed for shipment in a manner acceptable to Buyer And/or Buyer’s Logistics Provider, to (i) comply with carrier regulation and (ii) prevent damage or deterioration during handling, shipment and storage at destination.

Supplier must pack and ship the Products in accordance with the terms of this Section 4.2.3 and the instructions, procedures and requirements set forth in the Shipping Policy, and must be solely responsible for the issuance of all necessary documents related to packing and shipping.

The Shipping Policy contains provisions related to the following subjects: (i) shipping conditions for production materials and Spare Parts; (ii) shipping conditions for the return of non-conforming materials, and (iii) packaging conditions for production materials, Spare Parts and non-conforming materials (“Buyer’s Package Manual”).

The Buyer makes the Shipping Policy available through [***]

For informational purposes only, Shipping Policy and the Packing Manual are attached hereto as Exhibit F.

Buyer may revise the Shipping Policy, at any time and without any prior notice to Supplier and such revised versions will be posted at the above-mentioned URL address.

It is Supplier’s sole responsibility to [***]

Unless otherwise expressly specified in this Agreement, the Prices for Products, Spare Parts, And/or Technical Publications established in this Agreement include, without limitation, the cost of preparation, packaging, crating, shipping fixtures and packages, packages marking, furnishing of packing sheets and test reports and loading on the carrier’s equipment.

Supplier must be responsible for [***]

3.4 Section 4.3 and 4.4 of the Original Agreement are hereby replaced in their entirety with the following:

              4.3       Acceptance and Rejection

Buyer’s acceptance of all Products, Spare Parts And/or Technical Publications is subject to Supplier’s compliance with the terms and conditions set forth in this Agreement, especially those contained in the Purchase Orders, in the Shipping Policy And/or in the Quality Requirements. No test, inspection, certificate or report of any kind carried out by Supplier, including those at which a representative of Buyer was present, constitute a final inspection or acceptance of the Products, Spare Parts, And/or Technical Publications under this Agreement, unless otherwise either specifically agreed upon in writing by Buyer.

Buyer may reject any Product, Spare Part, And/or Technical Publication that does not conform to the requirements of this Agreement or any Exhibits, including, any Purchase Orders, the Shipping Policy or the Quality Requirements, either during Buyer’s incoming inspection And/or during its installation in the Aircraft at the production line And/or assembly line, by notifying Supplier in writing of such rejection. The costs related to such rejection and delivery of new Products to Buyer must be borne by Supplier as set forth herein. For Technical Publications, Buyer must accept or reject them within [***] after submission.

Notwithstanding the foregoing, Supplier will have no liability or obligation to reimburse Buyer for [***].

The invoice for the rejected Product will [***].

[***].

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    4.4               Return

Buyer will be entitled to return to Supplier (i) any rejected Product or Spare Part, either during Buyer’s incoming inspection or during its installation in the Aircraft at the production line or assembly line; (ii) any rejected Technical Publications during the [***] period as stated in [***]; (iii) any defective Product, Spare Part, And/or Technical Publication that is under warranty, in accordance with the terms of Section 6.11 of this Agreement, and (iv) any Product that is under Repair.

The return of Products referred to in items (i), (ii), and (iii) and (iv) above will be in accordance, respectively, with the applicable process for the return of Products then in effect, the replacement under warranty process and the Repair process, as detailed in the Shipping Policy.

3.5         Section 5.1 of the Original Agreement is hereby replaced in its entirety with the following:

5.1 Quality Assurance

Supplier must comply with Buyer’s quality requirements for Suppliers and Buyer’s “production part” approval process verification (“Quality Requirements”), which are attached hereto as Exhibit H – Buyer’s Quality Requirements for Suppliers (EQRS) / Buyer Production Part Approval Process Verification (EPPAP), which Buyer makes available through [***]

For informational purposes only, such Quality Requirements are attached hereto as Exhibit H – Buyer’s Quality Requirements for Suppliers (EQRS) / Buyer Production Part Approval Process Verification (EPPAP).

Whenever Buyer releases a new revision of the Quality Requirements, Buyer shall notify Supplier in writing. Buyer will post any revised version at the above URL address. Supplier will review the revised Quality Requirements and when the changes require Supplier to incur a material cost increase or material schedule delay, as properly evidenced, Supplier will provide a written notice in accordance with Section 6.8 and may be subject to equitable adjustment. Only in the case mentioned in the previous sentence, the Parties will incorporate the revision of Exhibit H by formal approval of Supplier. In all other cases, any revision implemented as described herein must be deemed automatically incorporated to Exhibit H as an amendment to this Agreement.

Failure to access the information at [***] does not relieve Supplier from its obligation to comply with the terms and conditions of this Agreement and the Quality Requirements and to deliver Products that complies with all such requirements. Supplier must immediately notify Buyer to obtain access to or a copy of the Quality Requirements if [***] cannot be accessed for any reason.

3.6         Section 6.4.4 of the Original Agreement is hereby replaced in its entirety with the following:

6.4.4 Tooling Specialists

Buyer may elect, at its own discretion, to place observers at Supplier's site to follow up tooling methods and concepts for planning, design and manufacturing for those tools related to this Agreement. Supplier will use commercially reasonable effort to cause this provision to be extensive to Supplier's Subcontractors. When conditions require that [***], Supplier must [***].

3.7         Section 6.5 of the Original Agreement is hereby replaced in its entirety with the following:

6.5 Subcontracting

Upon Buyer’s request, Supplier grants the right to Buyer to review [***]. Upon request from Buyer, Supplier will [***] and provide [***], and [***].

Whenever applicable, Supplier’s Subcontractors must be qualified by the competent Airworthiness Authority.

Supplier agrees to not subcontract [***].

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Supplier is entirely responsible for the management of its Subcontractors, and no subcontracting, relieves Supplier from any of its obligations under this Agreement or prejudice any of Buyer’s rights against Supplier.

3.8         Section 6.8.2.1 of the Original Agreement is hereby replaced in its entirety with the following:

6.8.2.1 Changes will be assessed as Major or Minor as follows:

[***]

3.9          Section 7.5.1 of the Original Agreement is hereby replaced in its entirety with the following:

7.5.1 Liquidated Damages for Delay in Delivery of Products

Supplier agrees that timely delivery of Products is of upmost importance for this Agreement.

Should a delivery for a Product be delayed, except for [***], Supplier agrees that Buyer is entitled to liquidated damages from Supplier in the amount equal to [***]. The aforementioned compensation will be calculated from [***]. Supplier shall have the ability to deliver Product up to [***].

The foregoing liquidated damages provision does not prejudice Buyer’s right to [***].

3.10        Sections 8.1.2 and 8.1.3 of the Original Agreement are hereby replaced in their entirety with the following:

8.1.2 Conflict Minerals

Upon execution of this Agreement, Supplier commits to provide products made from materials, including constituent minerals, which are sourced responsibility, and will use commercially reasonable efforts to identify the origin of any conflict mineral to the extent practicable. In the event that Supplier discovers that any conflict minerals contained in the Products delivered to Buyer supports armed conflict, Supplier agrees to [***].

8.1.3 Anti-corruption representations and covenants

8.1.3.1. Each Party represents and warrants to the other Party hereto that, in connection with this Agreement (including the negotiation, execution, or performance thereof), it will not violate and, to the best of its knowledge, it has not violated the “ABC Legislation”. "ABC Legislation" means (a) the United Nations Convention against Corruption (being the subject of General Resolution 58/4); (b) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (c) the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, as amended; and (d) any applicable anti-money laundering laws and regulations with respect to a Party, and any legislation enacted in the country in which that Party is incorporated or where it will conduct activities related to this Agreement addressing anti-corruption, e.g. the Brazilian Clean Company Act.

8.1.3.2. Each Party hereto confirms that it has in place reasonably designed and implemented policies and procedures for compliance with ABC Legislation (including, but not limited to, a code of ethics (or equivalent document) and an anti-corruption policy (or equivalent document)). Each Party hereto confirms that it will comply strictly with such policies and procedures.

8.1.3.3. Each Party agrees to complete any training reasonably required by the other Party and agrees to require all personnel who, pursuant to the Agreement, may interact with Government Officials (as defined below) and other personnel identified by relevant Party to complete such training. Also, each Party agrees to certify compliance by it and its personnel with the representations and warranties in this Agreement regarding anti-corruption and with relevant Party’s internal anti-corruption and anti- money laundering policies mentioned above at the time of execution of this Agreement and periodically thereafter when reasonably requested to do so by the other Party.

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8.1.3.4. Additionally, each Party represents that, it, in respect to this Agreement, has not offered, made, promised, or authorized, nor will offer, make, authorize, or promise, directly or indirectly, any improper or corrupt payment (or otherwise corruptly or improperly provide anything of value) to anyone, including any third party. This includes offering, making, promising, or authorizing any benefit or advantage, directly or indirectly, to any employee, officer, official, agent or representative of the other Party, to any actual or potential customer of either Party, or to any “Government Official”. For the purpose of this Agreement, “Government Official” means (a) an officer or employee of any national, regional, local, or other government of any country, (b) an officer or employee of any department, agency or instrumentality of said government, including any elected or appointed official in any branch (executive, legislative, or judiciary), (c) an officer or employee of a company or enterprise owned or controlled by or performing a function of a government, (d) an officer or employee of a public or state-sponsored university or research organization, (e) an officer or employee of a public international organization, (f) a candidate for political office, (g) a political party or political party official, (h) a member of a royal family or military personnel, (i) an individual otherwise categorized as a Government Official under applicable local laws, and (j) to any other person, individual or entity at the suggestion, request or direction or for the benefit of, or any other person acting in an official capacity for or on behalf of, any of the persons described in (a) through (i) above.

8.1.3.5. Each Party agrees to make, keep, and maintain accurate and reasonably detailed books and financial records regarding its performance under, and payments made relating to this Agreement. Each Party must devise and maintain a system of internal accounting controls sufficient to meet the accounting requirements and satisfy the laws of the country where it is incorporated.

8.1.3.6. Each Party must inform the other Party, to the extent permitted under applicable laws, of any situation of which it becomes aware that may result in a breach of this clause 8.1.3.

8.1.3.7. If either Party has reason to believe based on credible evidence that any of the representations or warranties regarding compliance with ABC Legislation in this Agreement are or may become inaccurate or misleading, such Party may suspend all performance under this Agreement until it has received confirmation to its reasonable satisfaction that no breach has occurred or is likely to occur.

8.1.3.8. Exceptional Termination Rights: Either party may terminate this Agreement with immediate effect by giving notice to the other party (“Defaulting party”) if the Defaulting Party commits a breach of the aforementioned clauses.

8.1.3.9. Upon reasonable prior written request, during the term of this Agreement and for a period of five (5) years following its expiration or termination, each Party will have the right to conduct on-site inspections and to review and examine the books and financial records of the other Party related to the business jointly developed, to test compliance with this Agreement and the representations, warranties, and undertakings herein. The reviewed Party will provide any information and assistance reasonably required in connection with such a review, including access to its directors, officers, managers and other personnel available for compliance interviews at such dates and places as may be reasonably required. Reviews will be conducted by employees of the internal audit department of the Party requesting the review. For an audit, an independent auditor or other professional firm mutually acceptable to both Parties will conduct all audits, subject to appropriate confidentiality and other related obligations and commitments reasonably satisfactory to each of the Parties including any necessary measures to address anti-competitive concerns and a Party’s proprietary or commercially sensitive information. The requesting Party will have the authority to use the results and findings from such audits as it deems appropriate, including making disclosures to relevant government enforcement authorities in cases where the audited Party fails to report any such findings. Costs of each audit will be borne by the Party requesting the audit.

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              4-               ENTIRE AGREEMENT

The Original Agreement, as modified from time to time in writing by the Parties and jointly with this Amendment, including all Exhibits, constitutes the complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Amendment do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not relation to the subject matter hereof.

All other terms and conditions set forth in the Original Agreement, not expressly modified by this Amendment, are hereby expressly ratified by the Parties, incorporated by reference and remain in full force and effect. In case of any conflict between this Amendment and the Original Agreement, this Amendment shall prevail.

If any provision of the Original Agreement, as amended from time to time, is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their duly authorized officers and to be effective as of the Effective Date above written.

By EMBRAER S.A.:
/s/Fernando Henrique Bertoncini	/s/ Erik Adriano da Silva
Name: /s/Fernando Henrique Bertoncini Title: Director, Procurement & Contracts	Name: /s/ Erik Adriano da Silva Title: Manager, Procurement & Contracts

By EVE UAM LLC:
/s/ Andre Duarte Stein	/s/Eduardo Couto
Name: /s/ Andre Duarte Stein Title: CEO	Name: /s/Eduardo Couto Title: CFO

By SUPPLIER:
/s/Robert Marshall
Name: /s/Robert Marshall ID: Senior Contracts Director	Name: ID:

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